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                                                                     EXHIBIT 4.8


                                    GUARANTY


         THIS GUARANTY dated as of November 18, 1996, is executed in favor of International Mezzanine Capital, B.V. and First Commerce Corporation (together with their successors and permitted assigns, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, Air-Cure Technologies, Inc. (the "Company") has entered into a Subordinated Note and Warrant Purchase Agreement dated as of even date herewith (as amended or otherwise modified from time to time, the "Note Agreement"; terms used but not defined herein are used as defined in the Note Agreement) with the Purchasers;

         WHEREAS, each of the undersigned will benefit from the issuance of Notes pursuant to the Note Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby jointly and severally unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Company to each Purchaser under or in connection with the Note Agreement, the Notes, any other Transaction Document and any other document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the "Liabilities"); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by any Purchaser in enforcing this Guaranty against such undersigned).

         Each of the undersigned agrees that, in the event of the dissolution or insolvency of the Company or any undersigned, or the inability or failure of the Company or any undersigned to pay debts as they become due, or an assignment by the Company or any undersigned for the benefit of creditors, or the occurrence of any other Event of Default under paragraph 8A(vi) or 8A(vii) of the Note Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Purchasers forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

         This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the
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dissolution of any of the undersigned or that at any time or from time to time no Liabilities are outstanding) until all Liabilities have been paid in full.

         The undersigned further agree that if at any time all or any part of any payment theretofore applied by any Purchaser to any of the Liabilities is or must be rescinded or returned by such Purchaser for any reason whatsoever (including, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Purchaser, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Purchaser had not been made.

         Any Purchaser may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not such Purchaser shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

         Each of the undersigned hereby expressly waives: (a) notice of the acceptance by any Purchaser of this Guaranty, (b) notice of the existence or creation or nonpayment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

         Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of any Purchaser until such time as the Purchasers shall have received final payment in cash of the full amount of all Liabilities.

         Each of the undersigned further agrees to pay all expenses (including Attorney Costs) paid or incurred by any Purchaser in endeavoring to collect the Liabilities of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.





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         The creation or existence from time to time of additional Liabilities to the Purchasers or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Purchasers or the obligations of the undersigned under this Guaranty, including each of the undersigned's guaranty of such additional Liabilities.

         Any Purchaser may from time to time without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Purchaser.

         No delay on the part of any Purchaser in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Purchaser of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Purchasers except as expressly set forth in a writing duly signed and delivered on behalf of the Purchasers. No action of any Purchaser permitted hereunder shall in any way affect or impair the rights of any Purchaser or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to any Purchaser arising under or in connection with the Note Agreement, any Note, any other Transaction Document or any other document or instrument notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of any of the undersigned hereunder.

         This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership or a corporation, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

         This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York. In the event a final judgment by a court of competent jurisdiction holds that such choice of New York law is unenforceable, then this Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of Louisiana. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.





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         This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Purchasers a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE UNDERSIGNED OR THE PURCHASERS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE UNDERSIGNED HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE PURCHASERS, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         THIS GUARANTY IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH (AS DEFINED IN THE NOTE AGREEMENT).





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         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                        OHMSTEDE, INC.


                                        By:
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Address:                                Title:
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                                        AIR-CURE DYNAMICS, INC.



                                        By:
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Address:                                Title:
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                                        ALLIED INDUSTRIES, INC.



                                        By:
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Address:                                Title:
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                                        AMEREX INDUSTRIES, INC.



                                        By:
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Address:                                Title:
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                                        VIC ENVIRONMENTAL SYSTEMS, INC.



                                        By:
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Address:                                Title:
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                                        INTEREL ENVIRONMENTAL
                                        TECHNOLOGIES, INC.


                                        By:
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Address:                                Title:
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                                        The undersigned is executing a
                                        counterpart hereof for purposes of
                                        becoming a party hereto:



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                                        By:
                                           -------------------------------
Address:                                Title:
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